UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2009
Clarient, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Columbia, Aliso Viejo, CA	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 425-5700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Form 8-K amends Exhibit Number 10.51 (Fourth Amendment to Credit Agreement dated December 21, 2009, by and among Clarient, Inc., Clarient Diagnostic Services, Inc., ChromaVision International, Inc., Applied Genomics, Inc. and Gemino Healthcare Finance, LLC.), originally filed on March 16, 2010 with Clarient, Inc.’s Form 10-K for the fiscal year ended December 31, 2009, to include several disclosure schedules inadvertently left out of such exhibit.
ITEM 1.01. Entry into a Material Definitive Agreement
On December 21, 2009, Clarient, Inc. and its wholly-owned subsidiaries entered into a fourth amendment to its $8.0 million credit agreement with Gemino Healthcare Finance, LLC, in order to join an additional borrower then acquired by Clarient, Inc. (the “Fourth Amendment”). The Fourth Amendment is filed as an exhibit hereto.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Fourth Amendment to Credit Agreement dated December 21, 2009, by and among Clarient, Inc., Clarient Diagnostic Services, Inc., ChromaVision International, Inc., Applied Genomics, Inc. and Gemino Healthcare Finance, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARIENT, INC.
Date: March 4, 2011	By:	/s/ MICHAEL R. RODRIGUEZ
		Name:	Michael R. Rodriguez
		Title:	Senior Vice President and CFO